                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

                                                                                       Percentage
                                                                                          of
 Parent (at Decmeber 31, 1999)                 Subsidiary                              Ownership
-------------------------------    -------------------------------------------         ----------
Bay View Capital Corporation        Bay View Bank, N.A.                                   100%
Bay View Capital Corporation        Bay View Securitization Corporation                   100%
Bay View Capital Corporation        FMAC Insurance Services/1/                            100%
Bay View Capital Corporation        Bay View Capital I                                    100%
Bay View Bank, N.A.                 Bay View Commercial Finance Group/2/                  100%
Bay View Bank, N.A.                 Bay View Acceptance Corporation                       100%
Bay View Bank, N.A.                 Franchise Mortgage Acceptance Corporation/3/          100%
Bay View Bank, N.A.                 Bankers Mutual/4/                                     100%
Bay View Bank, N.A.                 MoneyCare, Inc.                                       100%
Bay View Bank, N.A.                 Bay View Auxiliary Corporation                        100%
Bay View Acceptance Corporation     Bay View Commercial Leasing                           100%
Bay View Acceptance Corporation     LFS-BV, Inc.                                          100%

(1)FMAC Insurance Services became a subsidiary of Bay View Capital Corporation effective November 1, 1999.
(2)Bay View Commercial Finance Group became a subsidiary of Bay View Bank, N.A. effective March 1, 1999. Prior to March 1, 1999, Bay View Commercial Finance Group was a subsidiary of Bay View Capital Corporation.
(3)Franchise Mortgage Acceptance Corporation became a subsidiary of Bay View Bank, N.A. effective Novemeber 1, 1999.
(4)Bankers Mutual became a subsidiary of Bay View Bank, N.A. effective November 1, 1999.


The financial statements of the Registrant are consolidated with those of its subsidiaries.